EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-128667 and 333-128668) of Fremont Michigan InsuraCorp, Inc. and subsidiary of our report dated February 18, 2005 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Grand Rapids, Michigan

March 13, 2006